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                                 EXHIBIT (g)(4)

     Form of Revised Schedule A to the Transfer Agency Agreement between the
                  Registrant and BISYS Fund Services Ohio, Inc.

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                                                    As Revised February 27, 2003


                               FORM OF SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                           THE BB&T MUTUAL FUNDS GROUP
                                       AND
                          BISYS FUND SERVICES OHIO, LP
                   (formerly The Winsbury Service Corporation)

FUND PORTFOLIOS_
---------------

BB&T U.S. Treasury Money Market Fund
BB&T Short Intermediate U.S. Government Income Fund
BB&T Intermediate U.S. Government Bond Fund
BB&T Large Company Value Fund
BB&T North Carolina Intermediate Tax-Free Fund
BB&T Balanced Fund
BB&T Small Company Growth Fund
BB&T International Equity Fund
BB&T Capital Manager Conservative Growth Fund
BB&T Capital Manager Moderate Growth Fund
BB&T Capital Manager Growth Fund
BB&T Prime Money Market Fund
BB&T Large Company Growth Fund
BB&T South Carolina Intermediate Tax-Free Fund
BB&T Virginia Intermediate Tax-Free Fund
BB&T Equity Index Fund
BB&T Intermediate Corporate Bond Fund
BB&T Tax-Free Money Market Fund
BB&T Capital Appreciation Fund
BB&T Mid Cap Value Fund
BB&T West Virginia Intermediate Tax-Free Fund
BB&T Capital Manager Aggressive Growth Fund
BB&T Small Company Value Fund
BB&T Georgia Intermediate Tax-Free Fund
BB&T Kentucky Intermediate Tax-Free Fund
BB&T Maryland Intermediate Tax-Free Fund
BB&T Special Opportunities Equity Fund

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BB&T MUTUAL FUNDS GROUP                 BISYS FUND SERVICES OHIO, INC.
                                        (formerly The Winsbury Service
                                        Corporation)

By: __________________________          By: ___________________________


Title: _______________________          Title: ________________________